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                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form F-1 of our report dated February 16, 2000 relating to the consolidated financial statements of GlobeNet Communications Group Limited, which appear in such Prospectus.

We also consent to the references to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP

Toronto, Canada
March 21, 2000